SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 4, 2010

 Bergio International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-150029	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Daniel Road EastFairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 227-3230

____________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

On February, 4, 2010, the Superior Court for the State of California approved an Order Approving Stipulation for Settlement of Claim in Socius CG II, Ltd. v. Bergio International Inc.  The order states that in full and final settlement of the claim against us in the total amount of $700,000 -- which Socius CG II, Ltd. (“Socius”) purchased from Columbia Bank arising out of a loan by Columbia Bank to us (through Diamond Information Institute, Inc., our susbdiary) in the principal amount of $700,000 -- we will issue and deliver to Socius 5,700,000 shares of our common stock, par value $0.01 per share, subject to adjustment as set forth in the order.

A copy of the Order Approving Stipulation for Settlement of Claim is attached hereto as Exhibit 10.1.

Section 3 – Securities and Trading Markets

Item 3.02    Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is hereby incorporated into this Item 3.02.

The offer and sale of the securities above were effected in reliance on Section 3(a)(10) of the Securities Act of 1933 based on the court’s approval of the issuance of the shares and that the terms and conditions of the exchange of the shares for the release of the claims was fair, reasonable and adequate (procedurally and substantively) to the plaintiffs.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

Exhibit No.	Description
10.1	Order Approving Stipulation for Settlement of Claim

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 5, 2010	Bergio International, Inc.

By: /s/ Berge Abajian
Berge Abajian
Chief Executive Officer